Exhibit 99.1

U.S. Physical Therapy Reports Third Quarter Results

HOUSTON--(BUSINESS WIRE)--November 6, 2014--U.S. Physical Therapy, Inc. (NYSE: USPH), a national operator of outpatient physical therapy clinics, today reported results for the third quarter and nine months ended September 30, 2014.

U.S. Physical Therapy’s net income attributable to common shareholders from continuing operations for the third quarter of 2014 increased by 12.0% to $5.2 million as compared to approximately $4.7 million in the third quarter of 2013. Diluted earnings per share from continuing operations rose to $.43 in the recent quarter as compared to $.38 in the comparable 2013 period.

U.S. Physical Therapy’s net income attributable to common shareholders from continuing operations for the first nine months of 2014 increased by 16.8% to $15.9 million as compared to approximately $13.6 million in the first nine months of 2013. Diluted earnings per share from continuing operations rose to $1.30 in the recent period as compared to $1.12 in the comparable 2013 period.

Third Quarter 2014 Compared to Third Quarter 2013 from Continuing Operations

  Net revenues increased 18.1% from $65.8 million in the third quarter of 2013 to $77.7 million in the third quarter of 2014, due to an increase in patient visits of 17.6% from 611,400 to 719,300 and an increase in the average net revenue per visit to $105.92 from $105.27.
  Total clinic operating costs were $59.0 million, or 75.9% of net revenues, in the third quarter of 2014, as compared to $49.7 million, or 75.5% of net revenues, in the 2013 period. Total clinic salaries and related costs, including that from new clinics, were 53.8% of net revenues in the recent quarter versus 54.3% in the 2013 period. Rent, clinic supplies, contract labor and other costs as a percentage of net revenues were 20.7% for the recent quarter versus 19.6% in the 2013 period. The provision for doubtful accounts as a percentage of net revenues was 1.4% for the 2014 period and 1.7% in the 2013 period.
  The gross margin for the third quarter of 2014 increased by 16.2% to $18.7 million from $16.1 million in the third quarter of 2013. The gross margin percentage was 24.1% for the 2014 period versus 24.5% in the 2013 period.
  Corporate office costs were $7.4 million in the third quarter of 2014 as compared to $6.2 million in the 2013 third quarter. Corporate office costs as a percentage of net revenues were 9.6% for the period 2014 and 9.5% in the 2013 period.
  Operating income for the recent quarter increased by 13.9% to $11.3 million compared to $9.9 million in the 2013 third quarter.
  Interest expense was $0.2 million in the third quarter of 2014 versus $0.1 million in the third quarter of last year. The increase in interest expense is due to a higher average debt balance as the result of acquisitions.
  The provision for income taxes for the 2014 period was $3.6 million and for the 2013 period $3.0 million. The provision for income taxes as a percentage of income before taxes less net income attributable to non-controlling interest was 41.0% in the 2014 third quarter and 39.0% in the 2013 third quarter.
  Net income attributable to non-controlling interests, inclusive of discontinued operations, was $2.2 million in the recent quarter as compared to $2.0 million in the year earlier period.
  Net income attributable to common shareholders for the three months ended September 30, 2014 was $5.2 million compared to $4.7 million for the three months ended September 30, 2013. Diluted earnings per share from continuing operations were $.43 for the 2014 period and $.38 for the 2013 period.
  Same store visits increased 4.9% for de novo and acquired clinics open for one year or more and same store revenue increased 4.5% as the average net rate per visit decreased by $.42.

First Nine Months 2014 Compared to First Nine Months 2013 from Continuing Operations

  Net revenues increased 15.5% from $195.5 million in the first nine months of 2013 to $225.7 million in the first nine months of 2014, due to an increase in patient visits of 15.5% from 1,802,900 to 2,081,900 and a slight increase in the average net revenue per visit to $106.18 for the current period from $105.96 for the comparable 2013 period.
  Total clinic operating costs were $168.5 million, or 74.6% of net revenues, in the first nine months of 2014, as compared to $146.9 million, or 75.2% of net revenues, in the 2013 period. Total clinic salaries and related costs were 53.1% of net revenues in the first nine months of 2014 versus 53.9% in the 2013 period. Rent, clinic supplies, contract labor and other costs as a percentage of net revenues were 20.2% for the recent period versus 19.5% in the 2013 period. The provision for doubtful accounts as a percentage of net revenues was 1.4% for the 2014 period and 1.7% in the 2013 period.
  The gross margin for the first nine months of 2014 increased by 17.8% to $57.2 million from $48.6 million in the first nine months of 2013. The gross margin percentage was 25.4% for the 2014 first nine months as compared to 24.8% for the comparable 2013 period.
  Corporate office costs were $22.2 million in the first nine months of 2014 as compared to $19.2 million in the 2013 first nine months. Corporate office costs were 9.8% of net revenues in both periods.
  Operating income for the first nine months of 2014 increased by 19.1% to $35.0 million compared to $29.4 million in the 2013 first nine months.
  Interest expense was $0.8 million in the first nine months of 2014 versus $0.4 million in the first nine months of last year. The increase in interest expense is due to a higher average outstanding debt balance as the result of acquisitions.
  The provision for income taxes for the 2014 period was $11.0 million and for the 2013 period $8.8 million. The provision for income taxes as a percentage of income before taxes less net income attributable to non-controlling interest was 41.0% in the 2014 first nine months and 38.9% in the 2013 first nine months.
  Net income attributable to non-controlling interests, inclusive of discontinued operations, was $7.3 million in the first nine months of 2014 as compared to $6.4 million in the year earlier period.
  Net income attributable to common shareholders for the nine months ended September 30, 2014 was $15.9 million compared to $13.6 million for the nine months ended September 30, 2013. Diluted earnings per share from continuing operations were $1.30 for the 2014 period and $1.12 for the 2013 period.
  Same store visits increased 3.9% for de novo and acquired clinics open for one year or more and same store revenue increased 3.3% as the average net rate per visit decreased by $.65.

Chris Reading, Chief Executive Officer, said, “I remain grateful to our entire team for their continued efforts on behalf of our patients, referral sources and shareholders to deliver outstanding care and value. Despite having to deal with the summer vacation season, which is always a challenge, our clinics produced same store patient volume growth of 4.9% for the quarter which is well ahead of the same period last year and slightly ahead of the second quarter this year. Many of our legacy as well as acquired partnerships are delivering record results. Our Fit2WRK group continues to assist our partners in further expanding and diversifying their referral portfolios while providing superior outcomes to the companies and their employees we are privileged to serve. Additionally, we expect to see continued acquisition opportunities as a result of ongoing consolidation of our fragmented outpatient physical therapy industry.”

U.S. Physical Therapy Declares Quarterly Dividend

The fourth quarterly dividend of 2014 for $.12 per share will be paid on December 5 to shareholders of record as of November 17.

Third Quarter 2014 Conference Call

U.S. Physical Therapy's management will host a conference call at 10:30 a.m. Eastern Time, 9:30 a.m. Central Time, on Thursday, November 6, 2014 to discuss the Company’s Quarter and First Nine Months Ended September 30, 2014 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and entering reservation number 17997030 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed until February 6, 2015.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

  changes as the result of government enacted national healthcare reform;
  changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
  business and regulatory conditions including federal and state regulations;
  changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
  revenue and earnings expectations;
  general economic conditions;
  availability and cost of qualified physical and occupational therapists;
  personnel productivity;
  competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain operations and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;
  acquisitions, purchase of non-controlling interests (minority interests) and the successful integration of the operations of the acquired businesses;
  maintaining adequate internal controls;
  availability, terms, and use of capital; and
  weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer applicable.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 489 outpatient physical and occupational therapy clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 18 physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net patient revenues	$76,184	$64,368	$221,051	$191,027
Other revenues	1,532	1,460	4,633	4,426
Net revenues	77,716	65,828	225,684	195,453
Clinic operating costs:
Salaries and related costs	41,802	35,733	119,853	105,318
Rent, clinic supplies, contract labor and other	16,117	12,877	45,538	38,161
Provision for doubtful accounts	1,090	1,095	3,094	3,390
Closure costs	(39)	(5)	(28)	21
Total clinic operating costs	58,970	49,700	168,457	146,890
Gross margin	18,746	16,128	57,227	48,563
Corporate office costs	7,468	6,224	22,214	19,165
Operating income from continuing operations	11,278	9,904	35,013	29,398
Interest and other income, net	2	2	3	5
Interest expense	(237)	(133)	(822)	(398)
Income before taxes from continuing operations	11,043	9,773	34,194	29,005
Provision for income taxes	3,625	3,017	11,033	8,798
Net income from continuing operations including non-controlling interests	7,418	6,756	23,161	20,207
Discontinued operations, net of tax	-	(4,497)	-	(4,965)
Net income including non-controlling interests	7,418	2,259	23,161	15,242
Less: net income attributable to non-controlling interests	(2,202)	(2,032)	(7,285)	(6,380)
Net income attributable to common shareholders	$5,216	$227	$15,876	$8,862
Basic earnings per share attributable to common shareholders:
From continuing operations	$0.43	$0.38	$1.30	$1.13
From discontinued operations	-	(0.36)	-	(0.39)
Basic	$0.43	$0.02	$1.30	$0.74
Diluted earnings per share attributable to common shareholders:
From continuing operations	$0.43	$0.38	$1.30	$1.12
From discontinued operations	-	(0.36)	-	(0.39)
Diluted	$0.43	$0.02	$1.30	$0.73
Shares used in computation:
Basic	12,244	12,106	12,201	12,050
Diluted	12,247	12,120	12,208	12,069

Dividends declared per common share	$0.12	$0.10	$0.36	$0.30
Earnings attributable to common shareholders:
From continuing operations	$5,216	$4,659	$15,876	$13,589
From discontinued operations	-	(4,432)	-	(4,727)
	$5,216	$227	$15,876	$8,862

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Earnings attributable to common shareholders:
From continuing operations	$5,216	$4,659	$15,876	$13,589
From discontinued operations	-	(4,432)	-	(4,727)
	5,216	227	15,876	8,862
Revaluation of redeemable non-controlling interests, net of tax *	-	-	(1,086)	-
	$5,216	$227	$14,790	$8,862

Diluted earnings per share attributable to common shareholders:
From continuing operations	$0.43	$0.38	$1.30	$1.13

Basic earnings per share attributable to common shareholders:
From continuing operations	$0.43	$0.38	$1.30	$1.13
Charges to additional-paid-in-capital - revaluation of redeemable non-controlling interests, net of tax	-	-	(0.09)	-
From discontinued operations	-	(0.36)	-	(0.39)
Basic	$0.43	$0.02	$1.21	$0.74
Diluted earnings per share attributable to common shareholders:
From continuing operations	$0.43	$0.38	$1.30	$1.12
Charges to additional-paid-in-capital - revaluation of redeemable non-controlling interests, net of tax	-	-	(0.09)	-
From discontinued operations	-	(0.36)	-	(0.39)
Diluted	$0.43	$0.02	$1.21	$0.73
Shares used in computation:
Basic earnings per share - weighted-average shares	12,244	12,106	12,201	12,050
Effect of dilutive securities - stock options	3	14	7	19
Denominator for diluted earnings per share - adjusted weighted-average shares	12,247	12,120	12,208	12,069

* Actual purchases of non-controlling interests in two partnerships; recorded as a change in additional-paid-in capital, not reflected in statement of operations or net income.

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,824	$12,898
Patient accounts receivable, less allowance for doubtful accounts of $1,811 and $1,430, respectively	33,809	30,820
Accounts receivable - other, less allowance for doubtful accounts of $198 and $198, respectively	1,906	1,844
Other current assets	5,076	4,098
Total current assets	56,615	49,660
Fixed assets:
Furniture and equipment	42,104	38,965
Leasehold improvements	22,639	21,891
	64,743	60,856
Less accumulated depreciation and amortization	48,685	45,896
	16,058	14,960
Goodwill	150,471	143,955
Other intangible assets, net	22,615	14,479
Other assets	1,978	1,081
	$247,737	$224,135

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	$1,901	$1,722
Accrued expenses	19,081	20,625
Current portion of notes payable	850	825
Total current liabilities	21,832	23,172
Notes payable	450	650
Revolving line of credit	46,500	40,000
Deferred rent	1,014	996
Other long-term liabilities	7,378	4,196
Total liabilities	77,174	69,014
Commitments and contingencies
Redeemable non-controlling interests	7,524	4,104
Shareholders' equity:
U. S. Physical Therapy, Inc. shareholders' equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized, 14,480,632 and 14,315,882 shares issued, respectively	145	143
Additional paid-in capital	42,457	40,569
Retained earnings	130,683	119,206
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total U. S. Physical Therapy, Inc. shareholders' equity	141,657	128,290
Non-controlling interests	21,382	22,727
Total equity	163,039	151,017
	$247,737	$224,135

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(unaudited)

	Nine Months Ended September 30,
	2014	2013
OPERATING ACTIVITIES
Net income including non-controlling interests	$23,161	$15,242
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:	-	-
Depreciation and amortization	4,682	4,181
Provision for doubtful accounts	3,094	3,377
Equity-based awards compensation expense	2,456	2,092
Loss on sale of business and sale or abandonment of assets, net	20	7,233
Excess tax benefit from exercise of stock options	(526)	(277)
Deferred income tax	3,888	(543)
Other	-	-
Changes in operating assets and liabilities:
Increase in patient accounts receivable	(4,952)	(3,318)
Increase in accounts receivable - other	(62)	(41)
(Decrease) increase in other assets	(1,803)	1,148
Decrease in accounts payable and accrued expenses	(1,739)	(899)
Increase in other liabilities	607	664
Net cash provided by operating activities	28,826	28,859
INVESTING ACTIVITIES
Purchase of fixed assets	(3,912)	(3,458)
Purchase of businesses, net of cash acquired	(12,240)	(10,128)
Acquisitions of non-controlling interests	(4,998)	(1,668)
Proceeds on sale of business and fixed assets, net	43	448
Net cash used in investing activities	(21,107)	(14,806)
FINANCING ACTIVITIES
Distributions to non-controlling interests	(7,067)	(6,588)
Cash dividends to shareholders	(4,399)	(3,628)
Proceeds from revolving line of credit	112,300	88,450
Payments on revolving line of credit	(105,800)	(91,700)
Payment of notes payable	(575)	(459)
Excess tax benefit from stock options exercised	526	277
Other	222	47
Net cash used in financing activities	(4,793)	(13,601)
Net increase in cash	2,926	452
Cash - beginning of period	12,898	11,671
Cash - end of period	$15,824	$12,123
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$7,920	$4,402
Interest	$857	$352
Non-cash investing and financing transactions during the period:
Purchase of business - seller financing portion	$400	$800
Revaluation of redeemable non-controlling interests	$1,841	$-

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
RECAP OF CLINIC COUNT

Number
of
Date	Clinics

December 31, 2012	431

March 31, 2013	441
June 30, 2013	449
September 30, 2013	447
December 31, 2013	472

March 31, 2014	472
June 30, 2014	486
September 30, 2014	489

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, (713) 297-7000
Chief Financial Officer
or
Chris Reading, (713) 297-7000
Chief Executive Officer
or
Westwicke Partners
Bob East, (443) 213-0502